Exhibit 5(b)
                 Form of Interim Investment Advisory Agreement.



                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT


AGREEMENT  made this          day of              ,  by and between  MUTUAL FUND
           (the  "Trust") on behalf of the                   series of the Trust
(the "Fund") and THE CHASE MANHATTAN BANK, a New York State chartered banking corporation (the "Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Trust and the Adviser desire to enter into an agreement to provide advisory services for the Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

                  1. Appointment. The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of its assets and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Fund.

                  2. Duties and Obligations of the Adviser With Respect to Investments of Assets of the Fund.

                           (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, the Adviser shall:

                                    (i) supervise continuously the investment
                           program of the Fund and the composition of its portfolio;

                                    (ii) determine what securities shall be
                           purchased or sold by the Fund; and

                                    (iii) arrange for the purchase and the sale
                           of securities held in the portfolio of the Fund.

                           (b) Any investment  program  furnished by the Adviser
                  under this section shall at all times conform to, and be in accordance with, any requirements imposed by:



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                                    (i) the provisions of the Act and of any
                           rules or regulations in force thereunder;

                                    (ii) any  other  applicable   provisions  of
                           state and federal law;

                                    (iii) the provisions of the Declaration of
                           Trust and By-Laws of the Trust, as amended from time to time;

                                    (iv) any policies and  determinations of the
                           Board of Trustees of the Trust; and

                                    (v) the fundamental policies of the Fund, as
                           reflected in its Registration Statement under the Act, as amended from time to time.

                           (c) In making  recommendations  for the  Fund,  Trust
                  Division personnel of the Adviser will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the Commercial Division of the Adviser. In dealing with commercial customers, the Commercial Division will not inquire or take into consideration whether securities of those customers are held by the Fund.

                           (d) The  Adviser  shall give the Fund the  benefit of
                  its best judgment and effort in rendering services hereunder, but the Adviser shall not be liable for any loss sustained by the Fund in connection with the matters to which this Agreement relates, including specifically but not limited to, the calculation of net asset value and the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith. Nothing herein contained shall, however, be construed to protect the Adviser against any liability to the Fund or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                           (e) Nothing in this Agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment adviser or manager for any other person, firm or corporation (including other investment companies) and shall not in

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                  any way limit or restrict  the Adviser or any such  affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

                           (f) The Fund will supply the Adviser  with  certified
                  copies of the following documents: (i) the Trust's Declaration of Trust and By-Laws, as amended; (ii) resolutions of the Trust's Board of Trustees and shareholders authorizing the appointment of the Adviser and approving this Agreement; (iii) the Trust's Registration Statement, as filed with the SEC; and
                  (iv) the Fund's most recent prospectus and statement of additional information. The Fund will furnish the Adviser from time to time with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

                           (g) The Fund will supply, or cause its custodian bank
                  to supply, to the Adviser such financial information as is necessary or desirable for the functions of the Adviser hereunder.

                  3. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection and negotiation of its brokerage commission rates. The
         Adviser's primary consideration in effecting a security transaction will be execution at the most favorable price. The Fund understands that a substantial majority of the Fund's portfolio transactions will be transacted with primary market makers acting as principal on a net basis, with no brokerage commissions being paid by the Fund. Such principal transactions may, however, result in a profit to the market makers. In certain instances the Adviser may make purchases of underwritten issues at prices which include underwriting fees. In selecting a broker or dealer to execute each particular transaction, the Adviser will take the following into consideration; the best price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker or dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker or dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty

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         created by this  Agreement or otherwise  solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting
         a  portfolio  investment   transaction  in  excess  of  the  amount  of
         commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund (which material or services may also assist the Adviser in rendering services to other clients). Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefor.

                  4. Allocation of Expenses. The Adviser agrees that it will furnish the Fund, at its expense, all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement and the keeping of certain accounting records of the Fund. The Adviser agrees that it will supply to any sub-adviser or administrator (the "Administrator") of the Fund all necessary financial information in connection with the Administrator's duties under any Agreement between the Administrator and the Trust. The Adviser will also pay all compensation of all Trustees, officers and employees of the Fund who are "affiliated persons" of the Adviser as defined in the Act. All costs and expenses not expressly assumed by the Adviser under this Agreement or by the Administrator under the administration agreement between it and the Trust shall be paid by the Fund, including, but not limited to (i) fees paid to the Adviser and the Administrator; (ii) interest and taxes; (iii) brokerage commissions;
         (iv) insurance premiums; (v) compensation and expenses of its Trustees other than those affiliated with the Adviser or the Administrator; (vi) legal, accounting and audit expenses; (vii) custodian and transfer agent, or shareholder servicing agent, fees and expenses; (viii) expenses, including clerical expenses, incident to the issuance, redemption or repurchase of shares, including issuance on the payment of, or reinvestment of, dividends; (ix) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares; (x) expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund;

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         (xi) all other  expenses  incidental to holding  meetings of the Fund's shareholders; and (xii) such extraordinary expenses as may arise, including litigation affecting the Fund and the legal obligations which the Trust may have to indemnify its officers and Trustees with respect thereto.

                  5. Compensation of the Adviser. (a) For the services to be rendered and the expenses assumed by the Adviser, the Fund shall pay to the Adviser monthly compensation at an annual rate, of % of the Fund's average daily net assets, as set forth in Schedule A. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Subject to the provisions of subsection
         (b) hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof.

                           (b) In the event the  operating  expenses of the Fund
                  including all investment advisory, sub-advisory and administration fees, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its investment advisory fee, but not below zero, to the extent of its share of such excess expenses; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis and shall be based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more of such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable. For the purposes of this paragraph, the Adviser's share of any excess expenses shall be computed by multiplying such excess expenses by a fraction, the numerator of which is the amount of the investment advisory fee which would otherwise be payable to the Adviser for such fiscal year were it not

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                  for this  subsection  5(b) and the denominator of which is the sum of all investment advisory and administrative fees which would otherwise be payable by the Fund were it not for the expense limitation provisions of any investment advisory or administrative agreement to which the Fund is a party.

                  6. Duration, Amendment and Termination. (a) This Agreement shall go into effect as to the Fund on the date set forth above (the "Effective Date") and shall, unless terminated as hereinafter provided, continue in effect for two years from the Effective Date and shall continue from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Trustees.

                           (b) This Agreement may not be amended except in accordance with the provisions of the Act, including specifically, the provisions of the Act and the rules and regulations thereunder regarding series votes by shareholders of the Fund.

                           (c) This  Agreement  may be terminated by the Adviser
                  at any time without penalty upon giving the Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty (60) days' written notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be approved by the vote of a majority of all the Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement may only be terminated in accordance with the provisions of the Act, and shall automatically terminate in the event of its assignment (as defined in the Act).

                  7. Board of Trustees Meeting. The Fund agrees that notice of each meeting of the Board of Trustees of the Trust will be sent to the Adviser and that the Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.


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                  8.  Notices.  Any  notices  under this  Agreement  shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund for this purpose shall be 125 West 55th Street, New York, New York 10019, and that of the Adviser shall be One Chase Manhattan Plaza, New York, New York 10081.

                  9. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunder affixed, all as of the day and year first above written.

                                                     MUTUAL FUND




                                                     Name:
                                                     Title:
ATTEST:





                                                     THE CHASE MANHATTAN BANK




                                                     Name:
                                                     Title:

ATTEST:

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